STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this “Agreement”) is entered into and made effective as of April 23, 2007 by and between Nitches, Inc., a California corporation (“Nitches”), with its principal offices at 10280 Camino Santa Fe, San Diego, California 92121, and Sojitz Corporation, a Japanese corporation (the “Purchaser”), with its principal offices at 1-20 Akasaka 6-chome Minato-ku, Tokyo 107-8655 Japan, with respect to the following facts:

     A. Nitches desires to issue and sell to the Purchaser certain unregistered shares of Nitches’ fully paid and nonassessable common stock without par value (the “Common Stock”).

     B. The Purchaser desires to purchase shares of the Common Stock, in the amount and at the price contained in, and subject to the terms and conditions of, this Agreement.

     C. Concurrently with the execution of this Agreement, each of Nitches and the Purchaser are entering into that certain Manufacturing Agreement (the “Manufacturing Agreement”), as a condition precedent to the execution of this Agreement, pursuant to which Nitches shall have the Purchaser manufacture the Products (as defined in the Manufacturing Agreement) on behalf of Nitches.

     NOW, THEREFORE, in consideration of the covenants and promises contained in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

1. Sale and Issuance of Common Stock; Closing Conditions.

     (a) Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, the Purchaser agrees to pay to Nitches $1,500,000 (the “Purchase Price”) by wire transfer of immediately available funds, and Nitches agrees to deliver to the Purchaser a certificate or certificates representing such number of shares (rounded to the nearest full share) of the Common Stock, calculated by (i) dividing the Purchase Price by the average of the closing prices of a share of the Common Stock on the NASDAQ Capital Market for the ten (10) trading days that immediately precede the Closing Date (as defined below), plus (ii) an additional number of shares determined by multiplying the number of shares calculated under clause (i) by five percent (5%) (collectively, the “Shares”), provided, that the number of the Shares will be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or other change in the number of shares of the Common Stock outstanding that occurs between the date of this Agreement and the Closing Date.

     (b) Closing. The closing for the purchase and sale of the Shares as contemplated in Section 1(a) of this Agreement (the “Closing”) shall occur on the first (1st) business day following the Purchaser's delivery of a written notice to Nitches (the “Closing Date”), which shall occur on or prior to May 31, 2007, at Nitches' offices at 10280 Camino Santa Fe, San Diego, California 92121. At the Closing, Nitches will deliver a stock certificate representing the Shares registered in the name of the Purchaser, against delivery of the Purchase Price.

2. Conditions to Closing. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

     (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by Nitches in this Agreement and the Manufacturing Agreement shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made at and as of such time, subject to changes contemplated by this Agreement; and Nitches shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

     (b) Compliance Certificate. The President of Nitches shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in this Section have been fulfilled and stating that there shall have been no material adverse change in the business, operations, properties, assets or financial condition of Nitches since either the date of this Agreement or the date of Nitches' most recently filed financial statements (a “Material Adverse Change”).

     (c) Legal Opinion. The Purchaser shall have received from a legal counsel to Nitches, an opinion addressed to the Purchaser, dated the Closing Date with respect to (i) the due organization of Nitches, (ii) the valid authorization and binding effect of this Agreement and the Manufacturing Agreement, and (iii) the Shares, when issued and sold under the terms of this Agreement, shall be validly issued, fully paid, non-assessable and free of preemptive rights, as set forth in the form of opinion attached hereto as Exhibit A.

     (d) Qualification. The offer and sale of the Shares to the Purchaser pursuant to this Agreement shall be exempt from qualification under the California Corporate Securities Law of 1968, as amended. All other authorizations, approvals or permits of any other governmental authority that are required in connection with the lawful issuance and sale of the Shares shall have been duly obtained and shall be effective on and as of the Closing.

     (e) The Manufacturing Agreement shall be in full force and effect as of the Closing.

     (f) There shall not exist, and there shall not have been any event, occurrence, change, development or circumstance, which has caused or could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change.

     (g) There shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated by this Agreement not be consummated in the manner provided for in this Agreement.

3. Representations and Warranties of Nitches. Nitches represents and warrants to the Purchaser, effective as of the date of this Agreement and as of the Closing, as follows:

     (a) Authorization. Nitches has full corporate right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Nitches enforceable in accordance with its terms.

     (b) Valid Issuance of Common Stock. The Common Stock that is being purchased hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

     (c) Commission Filings; Financial Statements.

          (i) Nitches has filed with the Securities and Exchange Commission (the “Commission”) and made available to the Purchaser or its representatives all forms, reports and documents required to be filed by Nitches with the Commission (collectively, the “Commission Reports”). The Commission Reports (i) at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii) Each of the financial statements (including, in each case, any related notes) contained in the Commission Reports, including any such Commission Report filed after the date of this Agreement until the Closing, complied as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of Nitches and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     (d) Compliance with Laws. Nitches has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not cause a Material Adverse Change.

     (e) Shareholders Consent. No consent or approval of the shareholders of Nitches is required or necessary for Nitches to enter into this Agreement and the Manufacturing Agreement or to consummate the transactions contemplated hereby and thereby.

     (f) Capital Structure. As of March 31, 2007, the authorized capital stock of Nitches consists of 50,000,000 shares of the Common Stock, no par value, of which 5,253,507 shares are issued and outstanding on such date and 25,000,000 shares of Preferred Stock, $100 par value, of which 8,820 shares are outstanding on such date. All such shares of Nitches have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Nitches has also reserved 600,000 shares of Common Stock for issuance pursuant to its 2004 Equity Incentive Plan (the “Plan”), 110,000 of which were issuable upon exercise of such outstanding stock options as of March 31, 2007. Except as set forth in this Agreement, there are no other options, warrants, rights, convertible or exchangeable securities, commitments or agreements of any character to which Nitches is a party or by which it is bound obligating Nitches to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Nitches or any securities convertible into or exchangeable for capital stock of Nitches or obligating Nitches to grant, extend or enter into any such option, warrant, right, commitment or agreement. There are no outstanding bonds, debentures, notes or other obligations issued by Nitches which permit the holders thereof to vote with the stockholders of Nitches on any matter.

     (g) Non-Contravention; Consents.

          (i) Neither the execution and delivery by Nitches, nor the consummation or performance by Nitches of any of the transactions to be consummated or performed by it under this Agreement, will directly or indirectly (with or without notice or lapse of time) (i) violate any provision of Nitches' Articles of Incorporation or Bylaws, or (ii) constitute or result in a breach or default by Nitches, or give rise to a right of termination, amendment, cancellation or acceleration on the part of any other party, or result in the creation or imposition of any lien on Nitches' assets, under any agreement or instrument to which Nitches is a party or by which Nitches is bound, which breach, default, termination or lien could cause a Material Adverse Change.

          (ii) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person on the part of Nitches is required in connection with the execution, delivery and performance by Nitches of this Agreement or the consummation of the transactions contemplated hereby.

          (iii) Nitches is not in violation of any provision of its Articles of Incorporation or Bylaws or any other agreement, contract, obligation or commitment, which violation would materially affect its ability to perform its obligations under this Agreement or has, or could reasonably be expected to cause, a Material Adverse Change.

     (h) No Undisclosed Liabilities, Absence of Certain Events and Changes. Except as otherwise disclosed in the Commission Reports, since November 30, 2006 Nitches has not incurred any liabilities or obligations (whether absolute or contingent) other than those arising from operations in the ordinary course of business consistent with past practice. Since November 30, 2006, except as disclosed in the Commission Reports filed with the SEC and publicly available prior to the date hereof, there has not been any event, occurrence, development or circumstances, and there has been no change in or development with respect to the business, condition (financial or otherwise), assets, liabilities, properties, operations or results of operations of Nitches and its subsidiaries except events, occurrences, developments, circumstances and changes in and developments with respect to the ordinary course of business of Nitches consistent with past practice which have not had or could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change.

     (i) Material Contracts. Except as disclosed in the Commission Reports, Nitches is not, nor to the knowledge of Nitches is any other party, in material default under, or in material breach or material violation of any "material contracts" within the meaning of Item 601 of Regulation S K of the SEC to which Nitches is a party (collectively, “Nitches Material Contacts”). All of the Nitches Material Contacts are valid, binding and in full force and effect in all material respects and enforceable by Nitches in accordance with their respective terms. No event has occurred which, with the giving of notice or passage of time or both, would constitute a material default by Nitches or, to the knowledge of Nitches, any of its subsidiaries or any other party under any of Nitches Material Contracts.

     (j) Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Nitches, threatened against Nitches or any of its subsidiaries or any of their properties or assets before any governmental authority which (i) in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement, or (ii) could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change. None of Nitches or any of its assets or properties (whether leased or owned) are subject to any orders, judgments, injunctions or decrees which could reasonably be expected to cause a Material Adverse Change.

4. Representations and Warranties of Purchaser. The Purchaser represents and warrants to Nitches, effective as of the date of this Agreement and as of the Closing, as follows, understanding that Nitches will rely on these representations a basis for determining the availability of an exemption for the sale of the Shares under applicable federal and state securities laws:

     (a) Authorization. The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

     (b) Investment Intent. The Purchaser (i) understands that the Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Shares solely for its own account and understands that any further resale of the Shares can only be made pursuant to an effective registration statement under the Securities Act and any applicable state securities law or an applicable exemption from registration, (iii) was not made aware of the Shares by any advertising or general solicitation, (iv) is able to bear the economic risk and lack of liquidity inherent in holding the Shares, and (v) is an "Accredited Investor" as defined in Regulation D promulgated by the Commission under the Securities Act.

     (c) Legend. The Purchaser understands and agrees that the certificate representing the Shares shall bear a legend similar to the following:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO NITCHES THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

     The certificates evidencing the Shares may also bear any applicable legend required by any state, local or foreign law governing such securities.

     (d) Information to Purchaser. The Purchaser acknowledges that (i) all Commission Reports have been made available to the Purchaser, and (ii) the Purchaser has had the opportunity to ask questions, receive answers, and obtain additional information from and concerning Nitches.

     (e) Restriction on Sales, Short Sales and Hedging Transactions. The Purchaser represents and agrees that during the period from the execution of this Agreement through the Closing Date, (i) the Purchaser shall not purchase or sell, or induce others to purchase or sell, the Common Stock as traded in the public market, and (ii) the Purchaser shall not execute or effect, or cause to be executed or effected, any short sale, option or equity swap transactions in or with respect to the Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Shares by the Purchaser.

5. Indemnification. Each party hereto (the “Indemnifying Party”) shall defend, indemnify and hold harmless the other party hereto (the “Indemnified Party”), and each of the Indemnified Party’s current, former, and future affiliates, and their past and present officers, directors, shareholders, employees, creditors, fiduciaries, agents, employees, partners, attorneys, representatives, promoters, heirs, predecessors, successors and assigns (collectively, the “Released Parties”), from and against any and all claims, demands, actions, investigations, costs, liabilities, damages or losses incurred or suffered by the Indemnified Party or any of the Released Parties directly or indirectly in connection with a breach of any of the Indemnifying Party's representations, warranties or other obligations under this Agreement, and the Indemnifying Party shall indemnify the Indemnified Party and the Released Parties against all costs, expenses, and damages arising from any such action. If this indemnification provision is held by a court of competent jurisdiction to be unavailable to any Indemnified Party or the Released Parties, then, in lieu of indemnification, the Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party or the Released Parties in the proportion of the relative fault of the Indemnifying Party to the Indemnified Party or the Released Parties.

6. Registration Rights.

     (a) Mandatory Registration. No later than five (5) days following the Closing Date, Nitches shall prepare and file a registration statement under the Securities Act with the SEC (the "Registration Statement") relating to the Purchaser's resale of the Shares to third parties following their issuance to the Purchaser under this Agreement. Nitches shall use its reasonable best efforts to promptly respond to any comments of the SEC thereon and shall make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper or advisable to secure the effectiveness of the Registration Statement. Nitches shall cause such Registration Statement to be declared effective by the SEC by the earlier of (i) within ninety (90) days of the Closing Date if the SEC provides comments to the Registration Statement, and (ii) within three (3) trading days of the date that Nitches is notified by the SEC (orally or in writing, whichever is earlier) that the Registration Statement will not be "reviewed" or is not subject to further review.

     (b) Purchaser Information. The Purchaser shall furnish to Nitches such information regarding itself, the registrable securities held by the Purchaser and the intended method of disposition of such securities as shall be required to timely effect the registration of its registrable securities.

     (c) Filing and Registration Obligations. All registration expenses (including without limitation reasonable printing expenses) incurred in connection with a registration pursuant to this Section shall be borne by Nitches. Nitches shall also take all actions that may be necessary, proper or advisable under state securities laws in connection with the resale of the Shares. Nitches shall make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper or advisable to continue the effectiveness of the Registration Statement and shall in fact maintain the effectiveness of the Registration Statement until the earlier of (i) the date all of the Shares have been sold under the Registration Statement, or (ii) the expiration of a period of fifteen (15) months from the Closing Date. For a period of two (2) years from the Closing Date, Nitches agrees to file with the SEC in a timely manner all reports and other documents required under the Securities Act and the Exchange Act as may be necessary to permit the Purchaser to sell shares under Rule 144.

     (d) Penalties for Failure to Register. If: (i) Nitches fails to file a Registration Statement within five (5) days after the Closing Date, or (ii) Nitches fails to file with the Commission a request for acceleration within three (3) trading days of the date that Nitches is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review, or (iii) the Registration Statement covering the Shares is not declared effective by the Commission within ninety (90) days after the Closing Date, then a "Registration Default" shall have occurred. On the date that a Registration Default occurs Nitches shall pay to the Purchaser an amount in cash equal to one percent (1%) of the aggregate purchase price paid by the Purchaser for the Shares then held by the Purchaser. On each monthly anniversary of the date of a Registration Default, if the applicable Registration Default has not been cured by such date), Nitches shall pay to the Purchaser an additional amount in cash equal to one percent (1%) of the aggregate purchase price paid by the Purchaser for the Shares then held by the Purchaser. The obligation to pay the one percent (1%) penalty per month shall continue from the date of a Registration Default and shall expire when (i) the Registration Default is cured, or (ii) Nitches' obligation to maintain the effectiveness of the Registration Statement terminates. The parties hereby agree that the penalty under this provision shall not constitute liquidated damages and shall be in addition to any other remedies available to the Purchaser.

7. Miscellaneous.

     (a) Entire Agreement. Each party expressly acknowledges and agrees that this Agreement is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter of it and supersedes any prior or contemporaneous agreements, understandings, or course of dealing. In entering into this Agreement, neither party is relying on any representation, warranty, or covenant that is not expressly contained in this Agreement.

     (b) Amendment. Except as expressly otherwise provided herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by both parties to this Agreement.

     (c) No Broker Fees. Each party represents to the other that it has not used a broker or other placement agent in respect of the sale of the Shares, except for Mitsubishi UFJ Securities Co., Ltd. which acted on behalf of the Purchaser, and shall indemnify the other from any claims for any broker purporting to act on their behalf.

     (d) Applicable Law and Venue. This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of California.

     (e) Assignment. Except as specifically provided in this Agreement, neither Nitches nor the Purchaser may sell, license, transfer or assign (by operation of law or otherwise) any of such party's rights or interests in this Agreement or delegate such party's duties or obligations under this Agreement, in whole or in part, without the prior written consent of the other party, which consent may be withheld in such other party's sole discretion.

     (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

[Remainder of page is intentionally blank.]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

NITCHES, INC.			SOJITZ CORPORATION

By:	/s/ STEVEN P. WYANDT	By:	/s/ KIYOKATA NISHIKAWA
Name: Steven P. Wyandt			Name: Kiyokata Nishikawa
Title: Chief Executive Officer			Title: General Manager, Apparel Dept.

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